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August 19, 2002


divine, inc.
1301 North Elston Avenue
Chicago, Illinois  60622

RE: AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED AS OF APRIL 5, 2002, BY AND AMONG DIVINE, INC. A DELAWARE CORPORATION ("DIVINE"), DVC ACQUISITION COMPANY, A DELAWARE CORPORATION ("MERGER SUB") AND VIANT CORPORATION, A DELAWARE CORPORATION ("VIANT") AS AMENDED BY THE AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED AS OF JULY 23, 2002 BY AND AMONG DIVINE, MERGER SUB AND VIANT AND THE SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED AS OF AUGUST 2, 2002 BY AND AMONG DIVINE, MERGER SUB AND VIANT (THE "AGREEMENT")

Ladies and Gentlemen:

We have acted as counsel to divine in connection with the anticipated merger of Merger Sub, a newly-formed wholly-owned subsidiary of divine, with and into Viant (the "Merger"), with Viant surviving as a wholly-owned subsidiary of divine pursuant to the Agreement. The Merger is described in the Registration Statement of divine on Form S-4 (the "Registration Statement"), to be filed on or about the date hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement includes the proxy statement/prospectus of divine and Viant (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Act. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or in the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, the tax representation letters of even date herewith delivered to us by divine and Merger Sub, and Viant, respectively (the "Tax Representation Letters"), and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion and are relying on the Tax Representations Letters and such other documents and records, without any independent investigation or review thereof. In addition, in connection with rendering this opinion we have assumed, without any independent investigation or review thereof, that:

1. The Merger and the Cash Distribution, respectively, will be consummated in the manner contemplated by the Proxy Statement/Prospectus and, in the case of the Merger, in accordance with the provisions of the Agreement without the waiver or modification of any material terms or conditions;

2. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents have been (or will be by


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August 19, 2002
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     the Effective Time) duly and validly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof;

3. All representations, warranties and statements made or agreed to by divine, Merger Sub, Viant, their managements, employees, officers, directors or shareholders in connection with the Merger and the Cash Distribution, including, but not limited to, those set forth in the Agreement (including the exhibits thereto) and the Tax Representation Letters, are true and accurate at all relevant times;

4. That any such representations or warranties made "to the knowledge" or based on the belief of divine or Viant or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification;

5. All covenants contained in the Agreement (including exhibits thereto) and the Tax Representation Letters will be performed without waiver or modification of any material provision thereof; and

6. The federal income tax and financial accounting consequences of the Merger will be reported by divine and Viant in a manner consistent with the Merger being treated as a reorganization described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

Our opinion is based upon the Code, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion we are only expressing our views as to the federal income tax laws of the United States of America.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we are of the opinion that, under current U.S. federal income tax law, if the Merger is consummated in accordance with the Agreement, then the descriptions of U.S. federal income tax consequences of the Merger and the Cash Distribution from Viant in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" are correct as of the date hereof in all material respects, to the extent they contain descriptions of applicable federal income tax law.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger, the other transactions contemplated by the Agreement or the Cash Distribution. In addition, no opinion is expressed as to any federal income tax consequence of the Merger, any other transactions contemplated by the Agreement or the Cash Distribution except as specifically set forth herein, and this opinion may not be relied upon except with respect to the matters specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws.


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divine, inc
August 19, 2002
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No opinion is expressed as to any transaction whatsoever, including the Merger, if all of the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

This opinion represents only our best judgment as to the federal income tax consequences of the Merger and the Cash Distribution and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is furnished to you solely for use in connection with the Registration Statement and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting parts thereof, and any amendment thereto, with respect to the discussion therein under the heading "Material United States Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder, not do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ KATTEN MUCHIN ZAVIS ROSENMAN

KATTEN MUCHIN ZAVIS ROSENMAN